SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


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International Fast Food Corporation
-----------------------------------
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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



                       INTERNATIONAL FAST FOOD CORPORATION
            1000 Lincoln Road, Suite 200, Miami Beach, Florida 33139
                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To be held on September 10, 1998
                             ----------------------

To the Shareholders of International Fast Food Corporation:

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of International Fast Food Corporation, a Florida corporation (the "Company" or "IFFC"), will be held at 9:00 a.m., local time, on Thursday, September 10, 1998, at the Cheeca Lodge, 81801 Overseas Highway, Islamorada, Florida 33036, for the following purposes:

         (1) To elect five members to the Company's Board of Directors to hold office until the Company's 1999 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         (2) To consider and vote upon a proposal to increase the number of authorized shares of the Company's common stock, par value $.01 per share (the "Common Stock"), from 100,000,000 to 200,000,000 shares and to increase the number of authorized shares of the Company's preferred stock, par value $.01 per share (the "Preferred Stock"), from 1,000,000 to 2,000,000 shares by amending the Company's Articles of Incorporation; and

         (3) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on August 5, 1998, as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                              By Order of the Board of Directors

                              MITCHELL RUBINSON
                              Chairman of the Board and Chief Executive Officer

Miami Beach, Florida
August ___, 1998

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       1998 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                       INTERNATIONAL FAST FOOD CORPORATION

                              --------------------

                                 PROXY STATEMENT
                              --------------------

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of International Fast Food Corporation, a Florida corporation (the "Company" or "IFFC"), of proxies from the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), for use at the 1998 Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., local time, on Thursday, September 10, 1998, at the Cheeca Lodge, 81801 Overseas Highway, Islamorada, Florida 33036, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), pursuant to the foregoing Notice of Annual Meeting of Shareholders.

         The approximate date that this Proxy Statement and the enclosed form of proxy are being mailed to shareholders is August ____, 1998. Shareholders should review the information provided herein in conjunction with the Company's 1997 Annual Report on Form 10-KSB, which accompanies this Proxy Statement. The Company's principal executive offices are located at 1000 Lincoln Road, Suite 200, Miami Beach, Florida 33139, and its telephone number is (305) 531-5800.

Information Concerning Proxy

         The enclosed proxy is solicited on behalf of the Company's Board. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

Purposes of the Meeting

         At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

         (1) The election of five members to the Company's Board of Directors to serve until the Company's 1999 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         (2) A proposal to increase the number of authorized shares of the Company's Common Stock from 100,000,000 to 200,000,000 shares and to increase the number of authorized shares of the Company's Preferred Stock from 1,000,000 to 2,000,000 shares by amending the Company's Articles of Incorporation; and

         (3) Such other business as may properly come before the Annual Meeting, including any adjournment(s) or postponement(s) thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for the election of the five nominees for director named below and in favor of the matter in item (2). In the event a shareholder specifies a different choice by means of the enclosed proxy, his or her shares will be voted in accordance with the specification so made thereon.

Outstanding Voting Securities and Voting Rights

         The Board has set the close of business on August 5, 1998 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 44,776,143 shares of Common Stock issued and outstanding. Only the holders of issued and outstanding shares of Common Stock are entitled to vote at the Annual Meeting. Shareholders are entitled to one vote for each share held and do not have the right to cumulate their votes.

         The Company's Bylaws provide that the attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Under the Florida Business Corporation Act (the "Act"), directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The proposal to approve the increase in the number of authorized shares of Common Stock to 200,000,000 and the increase in the number of authorized shares of Preferred Stock to 2,000,000 will be approved if a majority of the shares of Common Stock represented at the Annual Meeting vote in favor of the matter. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

         Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter. Broker non-votes have no effect under Florida law.

                               SECURITY OWNERSHIP

         The following table sets forth certain information as of the Record Date, concerning the beneficial ownership of the Common Stock by: (i) each person known by the Company to own beneficially more than 5% of its Common Stock, (ii) each director and nominee for director of the Company, (iii) the Chief Executive Officer and the Chief Financial Officer of the Company and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicted, the Company believes that all beneficial owners named below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

                                                                                      Percentage of
          Name and Address of                        Amount and Nature of          Outstanding Shares
         Beneficial Owner(1)(2)                      Beneficial Ownership                 Owned
-------------------------------------------------    --------------------          ------------------
Mitchell Rubinson................................          30,409,211(3)                  67.9%
Marilyn Rubinson.................................           4,786,630(4)                  10.7%
Joel Hirschhorn..................................           2,370,000                      5.3%
Dr. Mark Rabinowitz..............................             136,197(5)                   *
James F. Martin..................................             206,000(6)                   *
Larry H. Schatz, Esq.............................              50,000(7)                   *
Michael T. Welch.................................             250,000(8)                   *
All directors and executive  officers as
a group (five persons)...........................          31,051,408                     68.3%

-------------------------

*    Less than 1%

(1) The address of each of the listed beneficial owners identified is c/o 1000 Lincoln Road, Suite 200, Miami Beach, Florida 33139.

(2) Under Rule 13d-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding as of the Record Date.

(3) Includes options to purchase 150,000 shares of Common Stock granted to Mr. Rubinson pursuant to the Company's 1993 Stock Option Plan that are immediately exercisable at an exercise price of $.40 per share. Such figure includes 80,000 outstanding shares of Common Stock presently owned by Mitchell Rubinson and his wife, which are subject to an option granted to Whale Securities Co., L.P. to purchase at any time until August 30, 1998 at a purchase price of $5.50 per share.

(4) Includes 36,630 shares of Common Stock that would be acquired upon the conversion of 1,100 shares of Series A Convertible Preferred Stock. Marilyn Rubinson is Mitchell Rubinson's mother.

(5) Includes options to purchase 50,000 shares of Common Stock granted to Dr. Rabinowitz that are immediately exercisable at an exercise price of $.40 per share.

(6) Includes options to purchase 100,000 shares of Common Stock granted to Mr. Martin pursuant to an employment agreement that vest over a three year period beginning in July 1998 at an exercise price of $.40 per share and options to purchase 100,000 shares of Common Stock granted to Mr. Martin that vest over a three year period beginning in July 1998 at an exercise price of $.81 per share.

(7) Includes options to purchase 50,000 shares of Common Stock granted to Mr. Schatz that are immediately exercisable at an exercise price of $.40 per share.

(8) Includes options to purchase 250,000 shares of Common Stock granted to Mr. Welch pursuant to an employment agreement that vest over a three year period beginning in June 1999 at an exercise price of $.71 per share.

                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

         The Company's Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board within limits specified by the Company's Articles of Incorporation. Each director elected at the Annual Meeting will serve for a term expiring at the Company's 1999 Annual Meeting of Shareholders or until his successor has been duly elected and qualified.

         The Company has nominated the following five persons to be elected at the Annual Meeting as directors of the Company:

                                Mitchell Rubinson
                                James F. Martin
                                Larry H. Schatz
                                Dr. Mark Rabinowitz
                                Michael T. Welch

         Each such nominee currently serves as a director of the Company except for Michael T. Welch, who is a first-time director nominee The Board has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that one or more nominees are unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other persons as may be designated by the Board.

         Under the terms of the Company's 11% Convertible Senior Subordinated Discount Notes (the "CSS Notes"), the Company is required to nominate one individual designated by the holders of the CSS Notes to serve as a director of the Company. In addition, under the terms of the CSS Notes, Mr. Rubinson has agreed to vote his shares in favor of such nominee. The CSS note holders have advised the Company that they are waiving their right to nominate an individual to serve as a director at the Annual Meeting.

         Biographical information relating to the nominees for director positions appears below on page 5 of this Proxy Statement under the heading "Directors and Executive Officers."

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE FIVE DIRECTOR NOMINEES.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The executive officers and directors of the Company are as follows:

                      Name                          Age                    Position with the Company
------------------------------------------       --------      -----------------------------------------------------
Mitchell Rubinson(1)(2)(3)................          51         Chairman of the Board and Chief Executive Officer
Michael T. Welch..........................          46         President, Chief Operating Officer and Director
James F. Martin, C.P.A....................          37         Vice President, Chief Financial Officer, Treasurer
                                                               and Director
Mark Rabinowitz, M.D.(1)(2)(3)............          50         Director
Larry H. Schatz, Esq.(1)(2)(3)............          53         Vice Chairman of the Board

--------------------------

(1)   Member of the Audit Committee.

(2)   Member of the Stock Option Committee.

(3)   Member of the Nomination Committee.


         Mitchell Rubinson has served as the Chairman of the Board and Chief Executive Officer of the Company since its incorporation in December 1991 and served as President from December 1991 to June 1998. Mr. Rubinson has served as the Chairman of the Board, Chief Executive Officer and President of Capital Brands from March 1988 to April 26, 1996, and was the Treasurer of Capital Brands from March 1992 to April 1993. Mr. Rubinson has served as the Chairman of the Board, Chief Executive Officer and President of QPQ Corporation from July 1993 to May 1997.

         Michael T. Welch has served as President, Chief Operating Officer and General Manager, and a director of IFFC since June 1998. Prior to joining the Company, Mr. Welch served as Vice President of Operations at Checkers Drive-In Restaurants Inc. and was with that company since June 1994. From April 1987 to May 1994, Mr. Welch was president of W-S Acquisition Corporation, a franchisee of Wendy's International. Mr. Welch also spent six years as Senior Vice President of Franchise Operations with Wendy's International and has over 25 years experience in the restaurant industry.

         James F. Martin, C.P.A., has served as Vice President, Chief Financial Officer, Treasurer and Director of the Company since May 1997 and, as Director of Finance for the Company's Polish subsidiaries from November 1993 through February 1995. Mr. Martin served as Chief Financial Officer of QPQ Corporation from October 1996 to May 1997. From May 1995 through September 1996, Mr. Martin was a 50% owner in an information systems and software consulting company located in south Florida. Additionally, Mr. Martin has nine years of commercial banking experience and is a Certified Public Accountant.

         Mark Rabinowitz, M.D. has served as a director of the Company since January 1996. Since 1983, Dr. Rabinowitz' principal occupations have been serving as a medical doctor for and the Vice President of Jose E. Gilbert and Mark Rabinowitz M.D.S., P.A. and serving as a medical doctor for the President of Women's Centre for Health, Inc. Dr. Rabinowitz served as a director of QPQ Corporation from January 1996 to May 1997.

         Larry H. Schatz, Esq. has served as Vice Chairman of the Board of the Company since July 1997. Mr. Schatz has served as "of counsel" for the law firm of Grubman Indursky & Schindler P.C.

from January 1996. From 1991 through 1995 Mr. Schatz worked as an attorney in private practice. Mr. Schatz has a J.D. from Brooklyn Law School and a B.A. from The City University of New York.

Additional Senior Officers of the Company

         Leon Blumenthal has served as the Senior Vice President of Operations of IFFP, PKP and KP since June 1998 and served as the Senior Vice President and Chief Operating Officer of the Company and Managing Director and President of the Polish subsidiaries from March 1995 to June 1998. Mr. Blumenthal served as General Manager of Hanna Holding Fast Foods ("Hanna Holding") from January 1991 to March 1994. As General Manager of Hanna Holding, Mr. Blumenthal was responsible for the operation of 20 Burger King restaurants in Denmark, Sweden and Norway. From 1986 to 1990, Mr. Blumenthal owned and operated two franchised restaurants of C&M Foods, Inc., d/b/a Bojangles Chicken & Biscuits in Lilburn, Georgia. From 1966 to 1982, Mr. Blumenthal held various positions with Burger King Corporation and its franchisees.

         Ian Scattergood has served as Director of Development of IFFP since March 1998. Prior to joining the Company, Mr. Scattergood served as Director of Development for Burger King Corporation in its European, Middle Eastern and African territories from December 1996 to September 1997. From March 1987 to November 1996, Mr. Scattergood held various management positions with Burger King Corporation. Mr. Scattergood has over ten years experience in the restaurant industry.

Compensation of Directors

         The Company's officers are elected annually by the Board and serve at the discretion of the Board. The Company's directors hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified. The Company does not pay directors' fees, but reimburses all directors for their expenses in connection with their activities as directors of the Company. Directors of the Company who are also employees of the Company will not receive additional compensation for their services as directors. Mr. Schatz receives $25,000 per annum for serving as Vice Chairman of the Board. In connection with the issuance of the CSS Notes, the Company obtained, and is the beneficiary of, a $27 million key man life insurance policy on the life of Mr. Rubinson.

Meetings and Committees of the Board of Directors

         During the Company's fiscal year ended December 31, 1997, the Company's Board took action 13 times by unanimous written consent and had two meetings. All directors attended at least 75% of the meetings of the Board of Directors.

         Mitchell Rubinson, Mark Rabinowitz and Larry Schatz currently constitute the members of the Board's Audit, Stock Option and Nomination Committees, which were formed in 1998. The Audit Committee reviews the records and affairs of the Company and their financial condition, reviews with management and the independent auditors the systems of internal control, and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. The Stock Option Committee is responsible for the grant of options under the Company's 1993 Stock Option Plan and 1993 Directors Stock Option Plan. The Nomination Committee is charged with making recommendations to the full Board for the selection of director nominees. There is no formal procedure for the submission of shareholder recommendations.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all applicable Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were completed, except that the Form 3 for Michael Welch was filed late.

                             EXECUTIVE COMPENSATION

         The following table sets forth, for the fiscal years ended December 31, 1995, 1996 and 1997, the aggregate compensation paid by the Company to Mitchell Rubinson, the Company's Chief Executive Officer. None of the Company's other executive officers' total annual salary and bonus for the year ended December 31, 1997 was $100,000 or more.

                                           Annual Compensation (1)                    Long Term Compensation
                                   -----------------------------------------   --------------------------------------
                                                                                      Awards              Payouts
                                                                               ---------------------  ---------------
                                                               Other Annual    Securities Underlying     All Other
  Name and Principal Position      Fiscal Year      Salary     Compensation      Options/SARs (#)       Compensation
--------------------------------- -------------   ----------  --------------   ---------------------  ---------------
Mitchell Rubinson,                    1997          $192,163      $14,216(5)             0                   0
   Chief Executive Officer            1996          $181,093      $12,993(4)             0                   0
                                      1995          $159,976      $15,223(3)             0                   0

----------------
(1) The columns for "Bonus," "Restricted Stock Awards" and "LTIP Payouts" have been omitted because there is no compensation required to be reported in such columns.

(2) See "Aggregated Fiscal Year-End Options Value Table" for additional information concerning options granted. The Company has not granted any stock appreciation rights ("SARs").

(3) Represents an automobile allowance of $12,000 and medical insurance premiums of $3,223.

(4) Represents an automobile allowance of $12,000 and medical insurance premiums of $993.

(5) Represents an automobile allowance of $12,000 and medical insurance premiums of $2,216.


Employment Agreements

         On November 7, 1996, IFFC amended its employment agreement with Mr. Rubinson, Chairman of the Board and Chief Executive Officer of the Company, extending his employment term until December 31, 1999. The amended agreement also provides for a minimum annual salary of $183,012.50 during the first year, subject to a 10% annual increase for each of the remaining two years. Additionally, Mr. Rubinson is entitled to receive an annual incentive bonus in the amount of 2.5% of IFFC's net income, after tax. Pursuant to his employment agreement, Mr. Rubinson is required to devote such portion of his business time to IFFC as may be reasonably required by IFFC's Board. Mr. Rubinson is entitled to four weeks of paid vacation during the first year of the initial term and six weeks of paid vacation during any subsequent year of his employment with IFFC. For each day of vacation that Mr. Rubinson elects not to take, pursuant to the employment agreement, IFFC will pay him an amount of money equal to the quotient of his then annual salary divided by 260. Mr. Rubinson's employment agreement requires that he not compete or engage in any business competitive with IFFC's business for the term of the agreement and for one year thereafter. Mr. Rubinson is also entitled to certain fringe benefits, including an automobile allowance. Mr. Rubinson's employment agreement provides for certain payments in the event his employment is terminated by reason of his death or disability and a severance payment of twice the minimum annual salary then in effect plus the incentive bonus paid in the prior year, in the event his employment is terminated by IFFC without cause. Mr. Rubinson's employment agreement does not provide for a severance payment in the event his employment is terminated for cause.

         IFFC's employment agreement with James F. Martin, effective July 1, 1997, provides that he will serve as Chief Financial Officer of IFFC, for an initial term of three years, which IFFC may extend for up to two additional years. His annual salary for the first year is $85,000. Pursuant to his employment agreement, Mr. Martin is required to devote his full business time, attention and best efforts to the performance of his duties under the employment agreement. Mr. Martin is entitled to three weeks of paid vacation during any year of employment and an automobile allowance of $400 per month. However, Mr. Martin is responsible for all associated expenses relating to such automobile, including, without limitation, insurance, gas and repairs. Mr. Martin is eligible to receive stock option grants under IFFC's stock option plans in the discretion of IFFC's Board or Stock Option Committee. IFFC has granted Mr. Martin stock options to acquire 100,000 shares of IFFC's Common Stock at an exercise price of $.40 per share and stock options to acquire 100,000 shares of IFFC's Common Stock at an exercise price of $.81 per share, such options to be exercisable in whole or in part and cumulatively as follows, provided in each case that Mr. Martin is an employee of IFFC on the date of exercise: (i) 20% one year after the effective date of the employment agreement; (ii) 60% two years after the effective date of the employment agreement; and (iii) 100% three years after the effective date of the employment agreement. Mr. Martin also receives housing allowance while he is living in Poland. Mr. Martin's employment agreement provides for a payment of $20,000 in the event his employment is terminated by reason of his death or disability and a severance payment in the event Mr. Martin's employment is terminated without cause, to be calculated as follows: (i) if such termination occurs between July 1, 1997 and June 30, 1998, a $20,000 severance amount; (ii) July 1, 1998 and June 30, 1999, a $15,000 severance amount; and (iii) July 1, 1999 through June 30, 2000, a $10,000 severance amount. Mr. Martin's employment agreement does not provide for a severance payment in the event his employment is terminated for cause. Mr. Martin's employment agreement requires that he not compete or engage in any business competitive with IFFC's business for the term of the agreement and for a period of two years thereafter.

         IFFC and IFFP executed an employment agreement with Leon Blumenthal, effective July 1, 1997, for an initial term of three years, which IFFC may extend for up to an additional two years. His annual salary for the first year is $100,000. Additionally, under the terms of the employment agreement, Mr. Blumenthal shall be eligible to receive stock option grants under IFFC's stock option plans in the discretion of IFFC's Board or Stock Option Committee. IFFC granted Mr. Blumenthal stock options to acquire 100,000 shares of IFFC's Common Stock at an exercise price of $.40 per share, such options to be exercisable in whole or in part and cumulatively according to the following schedule: (i) 20% one year after the effective date of the employment agreement; (ii) 60% two years after the effective date of the employment agreement; and (iii) 100% three years after the effective date of the employment agreement. Mr. Blumenthal is entitled to certain fringe benefits, including an automobile to use in connection with the performance of his duties under the agreement. Mr. Blumenthal shall be entitled to three weeks of paid vacation during his employment. Mr. Blumenthal's employment agreement provides for a payment of $25,000 in the event his employment is terminated by reason of his death or disability and, in the event his employment is terminated without cause, Mr. Blumenthal is entitled to a severance payment as follows: if the termination occurs (i) on or prior to July 1, 1998, the severance amount will be $25,000;
(ii) after July 1, 1998 but on or prior to July 1, 1999, the severance amount will be $20,000; and (iii) after July 1, 1999, the severance amount will be $15,000. Mr. Blumenthal's employment agreement does not provide for a severance payment in the event his employment is terminated for cause. Mr. Blumenthal's employment agreement requires that he not compete or engage in any business competitive with IFFC's business for the term of the agreement and for two years thereafter.

         IFFC executed an employment agreement with Michael Welch, effective June 15, 1998, which provides that he will serve as IFFC's President and Chief Operating Officer for an initial term of three years, which IFFC may extend for up to an additional two years. His annual salary for the first year is $165,000. Additionally, under the terms of the employment agreement, Mr. Welch shall be eligible to receive stock option grants under IFFC's stock option plans in the discretion of IFFC's Board or Stock Option Committee. IFFC granted Mr. Welch stock options to acquire 250,000 shares of IFFC's Common Stock at an exercise price of $.71 per share, which are exercisable in whole or in part and cumulatively according to the following schedule: (i) 20% one year after the effective date of the employment agreement; (ii) 60% two years after the employment agreement; and
(iii) 100% three years after the effective date of the employment agreement. In addition to salary, Mr. Welch is entitled to certain fringe benefits, including an automobile to use in connection with the performance of his duties under the agreement and an housing allowance of $2,500 per month. The housing benefits will terminate when Mr. Welch's family relocates to Poland. Mr. Welch's employment agreement provides for a payment of $50,000 in the event that his employment is terminated by reason of death or disability and, in the event his employment is terminated without cause, Mr. Welch is entitled to a severance payment as follows: if termination occurs (i) on or prior to December 14, 1998, the severance amount will be $25,000; (ii) after December 14, 1998, but on or prior to June 14, 1999, the severance amount will be $50,000; and (iii) after June 15, 1999, the severance amount will be $75,000. Mr. Welch's employment agreement does not provide for a severance payment in the event his employment is terminated for cause. Additionally, the employment agreement requires that Mr. Welch not compete or engage in any business competitive with IFFC's business for the term of the agreement and for a period of two years thereafter.

         IFFC executed an employment agreement with Ian Scattergood, effective March 1, 1998, which provides that he will serve as the Director of Development for International Fast Food Polska, Sp.zo.o ("IFFP"), the Company's majority owned Polish subsidiary, for an initial term of one year which IFFC may extend for up to two years. His annual salary for the first year is $105,000 plus a certain performance bonus. Mr. Scattergood is to receive an automobile allowance of $500 per month and a housing allowance of $1,500 per month. Additionally, under the terms of the employment agreement, Mr. Scattergood shall be eligible to receive stock option grants under the Company's stock option plans in the discretion of the Company's Board or Stock Option Committee. The Company granted Mr. Scattergood a stock option to acquire 100,000 shares of the Company's Common Stock at an exercise price of $.40 per share, such options to be exercisable in whole or in part and cumulatively according to the following schedule: (i) 20% one year after the effective date of the employment agreement; (ii) 60% two years after the effective date of the employment agreement; (iii) 100% three years after the effective date of the employment agreement. Mr. Scattergood shall be entitled to three weeks of paid vacation during each year of his employment. Mr. Scattergood's employment agreement provides for a payment of $20,000 in the event his employment is terminated by reason of his death or disability and, in the event his employment is terminated without cause, Mr. Scattergood is entitled to a severance payment if the termination occurs on or prior to February 28, 1999, in an amount equal to $20,000. Mr. Scattergood's employment agreement does not provide for a severance payment in the event his employment is terminated for cause. Mr. Scattergood's employment agreement requires that he not compete or engage in any business competitive with the Company for the term of the agreement and for two years thereafter.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

         The following table sets forth certain information concerning unexercised stock options held by the Chief Executive Officer as of December 31, 1997. No stock options were exercised by the Chief Executive Officer during the year ended December 31, 1997. No SARs were granted or are outstanding.

                                                Number of Securities Underlying          Value of Unexercised
                                                  Unexercised Options/SARs at        In-the-Money Options/SARs at
                                                      December 31, 1997(#)              December 31, 1997($)(1)
                                                -------------------------------      -----------------------------
                    Name                         Exercisable      Unexercisable      Exercisable     Unexercisable
---------------------------------------         --------------    -------------      -----------     -------------
Mitchell Rubinson......................             150,000             0                $3,000            $0

-----------------------

(1) The closing bid quotation for the Company's Common Stock as reported by the National Association of Securities Dealers on December 31, 1997 was $.42.

Option Repricings

         Since the Company's inception, the Company has issued, pursuant to the terms of the 1993 Stock Option Plan and 1993 Directors Stock Option Plan, a number of stock options to directors, executive officers and key employees. As of July 1, 1997 the exercise price of each of the stock options granted by the Company was above the fair market value of the Common Stock underlying such stock options. In an effort to provide the holders of the stock options additional incentive to use their best efforts on behalf of the Company, as of July 1, 1997 each of the stock option agreements between the Company and the then-current option holders, including Mitchell Rubinson, was amended to reduce the exercise price stated therein to the fair market value of the underlying Common Stock on such date, which was $.40 per share.

Certain Relationships and Related Transactions

         In January 1997, after considering various alternatives, including the market price for the Company's Common Stock, its trading volume, various time constraints, and the unavailability of funds from other sources, the disinterested directors of the Company authorized the sale of $100,000, $300,000, $50,000 and $50,000 aggregate principal amount of convertible promissory notes to Mitchell Rubinson and his wife Edda, Marilyn Rubinson (Mitchell Rubinson's mother), Jaime Rubinson and Kim Rubinson (Mitchell Rubinson's daughters), respectively. The notes bore interest at 8% per annum and were to mature on January 13, 1999. The notes were convertible into shares of IFFC's Common Stock at $.10 per share. The proceeds from the sale of the notes were used to fund the cost and expenses in connection with the Company's litigation against Burger King Corporation ("BKC") and general working capital. In June 1997, the $500,000 aggregate principal amount of the convertible promissory notes was converted into 5,000,000 shares of Common Stock.

         On March 14, 1997, the Company issued a promissory note in the original principal amount of $2,198,494 to Litigation Funding ("Funding") as partial payment of amounts due to Funding in connection with the settlement of the BKC litigation. The note bore interest at prime plus 1%, was payable in full on December 31, 1998, and was prepayable in whole or in part at anytime, without penalty. On July 14, 1997, the Company and a wholly owned subsidiary entered into a Merger Agreement with Funding and Mitchell and Edda Rubinson, the sole shareholders of Funding. Under the terms of the Merger Agreement, Funding was merged with and into the subsidiary of the Company, and 25,909,211 shares of IFFC's Common Stock were issued to the shareholders of Funding. The exchange ratio was based on a valuation by the disinterested Directors of the amount owed to Funding under the prior litigation financing agreements between the Company, International Fast Food Polish, Sp.zo.o and Funding and the value of Funding's rights to proceeds of the settlement with BKC. The promissory note previously issued to Funding was assumed by the Company by virtue of the merger with Funding.

         All of the foregoing transactions were authorized by the disinterested directors of the Company.

               PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION
                   TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                       OF COMMON STOCK AND PREFERRED STOCK

                                (Proposal No. 2)

         The Company's Board has adopted, subject to shareholder approval, an amendment to Article III of the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock from 100,000,000 to 200,000,000 shares and to increase the number of authorized shares of the Company's Preferred Stock from 1,000,000 to 2,000,000 shares. The amendment to the Company's Articles of Incorporation is attached hereto as Exhibit A.

         As of the Record Date, the Company had 44,776,143 shares of Common Stock issued and outstanding and 43,116,064 shares of Common Stock reserved for issuance, including: (i) 1,113,885 shares of Common Stock reserved for issuance upon conversion of 33,450 shares of the Company Preferred Stock (conversion price of $3.00 per share); (ii) 290,800 shares of Common Stock reserved for issuance upon exercise of warrants (exercisable at $7.00 per share); (iii) 39,337,143 shares of Common Stock reserved for issuance upon conversion of $27,536,000 in principal amount of 11% Convertible Notes; (iv) 324,236 shares of Common Stock reserved for issuance upon conversion of $2,756,000 in principal amount of 9% Debentures (conversion price of $8.50 per share); (v) 1,070,000 shares of Common Stock reserved for issuance upon the exercise of outstanding options under the Company's 1993 Stock Option Plan and 1993 Directors Stock Option Plan (collectively, the "Plans"); (vi) 930,000 shares of Common Stock reserved for the grant of stock options pursuant to the Plans; and (vii) 50,000 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants (exercise price of $.28 per share). Accordingly, the Company had only approximately 12,100,000 shares of Common Stock available for future issuance or reservation.

         The proposed amendment to the Articles of Incorporation has been unanimously approved by the Board of Directors for consideration by the Company's shareholders. The Board believes that it is in the best interest of the Company to increase the authorized number of shares of Common Stock to 200,000,000 and to increase the authorized number of shares of Preferred Stock to 2,000,000 so that there will be a sufficient number of authorized but unissued shares available for general corporate needs, such as future stock dividends or splits and awards or grants under the Plans. The proposed amendment would also enable the Company to raise additional capital for its operations or to effect acquisitions. The Board anticipates that the Company may issue additional shares of Common Stock or Preferred Stock, or securities convertible into or exercisable for shares of Common Stock or Preferred Stock, pursuant to offerings of its securities and/or in connection with acquisitions, although, as of the date hereof, the Company has not entered into any definitive agreements involving the issuance of additional shares of its Common or Preferred Stock. The terms of any series of Preferred Stock to be issued will be dependent largely on market conditions and other factors existing at the time of issuance and sale.

         Once the Company's shareholders approve a level of authorized shares for any class of the Company's capital stock, no subsequent approval by shareholders is required for the issuance of shares of that class, up to the number of shares authorized. Under the Company's Articles of Incorporation, the Board of Directors has the authority to determine the relative rights of the Company's capital stock, including voting, conversion, liquidation and dividend rights and sinking fund provisions. The Articles of Incorporation of the Company provide that no holder of any class of Company stock will have any preemptive right to acquire any Company securities.

         Depending on the circumstances, the rights of then current holders of the outstanding securities of the Company may be affected if the Company decides to issue additional shares of Common Stock or

Preferred Stock. For example, depending on which class of stock is issued and the terms thereof, the per share voting power, shareholders' equity, or amounts available for distribution as dividends and on any liquidation of the Company may be diluted as a result of any such additional issuances.

         The issuance of additional shares of Company stock, pursuant to this proposal, could operate to deter a potential takeover of the Company. For example, the additional shares proposed to be authorized could be issued to dilute the stock ownership of a person seeking to obtain control of the Company. Thus, issuance of the shares authorized under the proposed amendment to the Company's Articles of Incorporation could operate to (i) preserve current management; (ii) make more difficult or discourage a merger, tender offer or proxy contest directed at the Company; (iii) delay the assumption of control by a holder of a large block of the Company's shares and the removal of incumbent management; or (iv) increase the degree of control of current management. Approval of the proposed amendments could be to the advantage of incumbent management in a hostile takeover attempt and to the disadvantage of stockholders who might want to participate in the takeover transaction. The Board of Directors is not aware of any proposal or intention on the part of any person to attempt a merger, tender offer or any other similar transaction with the Company.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO INCREASE THE NUMBER OF THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         On January 5, 1998, the Company, upon recommendation of the Board of Directors, advised Moore Stephens Lovelace, P.L. ("Moore Stephens") that it would not be appointed as the Company's auditors for the year ended December 31, 1997. During the most recent fiscal year and subsequent interim period through January 5, 1998, there were no disagreements with Moore Stephens on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events. Moore Stephens' report on the Company's financial statements for the most recent fiscal year did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles

         On January 7, 1998, the Board appointed Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ended December 31, 1997 and has selected such firm as the Company's accountants for the fiscal year ending December 31, 1998. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders. Representatives of Moore Stephens are not expected to attend the Annual Meeting.


                                 OTHER BUSINESS

         The Board knows of no business to be brought before the Annual Meeting other than the matters described in this Proxy Statement. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.


                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         A shareholder intending to present a proposal at the Company's 1999 Annual Meeting of Shareholders must deliver such proposal in writing to the Company's principal executive offices no later than _______________ for inclusion in the Company's proxy statement relating to such meeting, subject to applicable rules and regulations.

                              By Order Of The Board of Directors


                              MITCHELL RUBINSON
                              Chairman of the Board and Chief Executive Officer


Miami Beach, Florida
August ____, 1998

                                   ARTICLE III

                                  Capital Stock

         The aggregate number of shares of all classes of capital stock that this Corporation shall have authority to issue is Two Hundred and Two Million (202,000,000) shares, consisting of (i) Two Hundred Million (200,000,000) shares of common stock, par value $0.01 per share (the "common stock"), and (ii) Two Million (2,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

         The designations and the preferences, limitations and relative rights of the Preferred Stock and the common stock are as follows:

           A.     Provisions Relating to the Preferred Stock.

                  1. General. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

                  2. Preferences. Subject to the rights of the holders of the Corporation's common stock, as set forth in Section B of this Article III, authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                           (a) whether or not the class or series is to have
voting rights, full or limited, or is to be without voting rights;

                           (b) the number of shares to constitute the class or
series and the designations thereof;

                           (c) the preferences and relative, participating,
optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                           (d) whether or not the shares of any class or series
shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

                           (e) whether or not the shares of a class or series
shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                           (f) the dividend rate, whether dividends are payable
in cash, stock of the Corporation or other property the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative and if cumulative, the date or dates from which such dividends shall accumulate;

                           (g) the preferences, if any, and the amounts thereof
that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                           (h) whether or not the shares of any class or series
shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                           (i) such other special rights and protective
provisions with respect to any class or series as the Board of Directors may deem advisable.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or Series A authorized and unissued shares of Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such series unissued shares of the Preferred Stock designated for such class, or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

                    3.     Provisions Relating to the Series A Preferred Stock.

                           (a) Designation and Rank.

         The series of preferred stock is designated "Series A Convertible Preferred Stock", and the number of shares which shall constitute such Series shall be 83,920 shares, par value $.01 per share. All shares of Series A Convertible Preferred Stock shall rank equally with respect to dividend payments and liquidation preferences with the highest ranking preferred stock of the Company hereinafter designated by the Board of Directors.

                           (b) Dividends.

         The Company shall pay dividends on the Series A Convertible Preferred Stock at an annual rate of 6% ($6.00 per share) and no more. All such dividends may, at the option of the Company, be paid through the issuance of shares of the Company's common stock, $.01 par value, per share (the "common stock"), cash or a combination of cash and common stock, whether or not such dividends have been declared by the Company's Board of Directors. Dividends shall accrue cumulatively from and including the date of issuance of the Series A Convertible Preferred Stock and shall be paid in equal semi-annual payments on June 15 and December 15 (the "Dividend Payment Dates") in each year through the date of conversion or redemption of such preferred stock, to all holders of record on a date not more than 10 days prior to the date on which such dividends are payable. For purposes of paying dividends in common stock, the price of the common stock shall be the average of the daily closing prices of the common stock for the 30 consecutive full business days preceding the day in question. The closing price for each business day shall be the last reported sale price, or, in the case that no such reported sale takes place on such day, the average of the last reported sale prices for the last three trading days, in either case as officially reported by the principal securities exchange on which the common stock is listed or admitted for trading or as reported in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if the common stock is not listed or quoted on a principal securities exchange or NASDAQ (or if NASDAQ ceases to report closing sales prices), the closing bid price furnished by the National Association of Securities Dealers, Inc. through NASDAQ, or similar organization if NASDAQ is no longer reporting such information, or if the common stock is not quoted by NASDAQ, then as reported by the National Quotation Bureau Incorporated, or if not quoted by the National Quotation Bureau Incorporated, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

                                    (i) The Series A Convertible Preferred Stock
shall be preferred as to the payment of dividends over the shares of all common stock and any other class or classes of stock of the Company but shall rank in parity with any class of preferred stock of the Company, if any, which so provides. Dividends (whether current or in arrears) on the Series A Convertible Preferred Stock shall be paid before any dividends on any junior stock shall be declared and set apart for payment or paid.

                                    (ii) All dividends payable on the Series A
Convertible Preferred Stock shall be cumulative.

                                    (iii) Accruals of dividends shall not bear
interest.

                           (c) Dissolution, Liquidation or Winding-Up.

         In the event of a dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, the holders of each share of Series A Convertible Preferred Stock by reason of their ownership thereof, shall be entitled to receive in exchange for and in redemption of their Series A Convertible Preferred Stock, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock and any other class or classes of stock of the Company (except those that shall rank in parity with the Series A Convertible Preferred Stock), an amount equal to One Hundred Dollars ($100) per share, plus all accrued but unpaid dividends, whether or not declared, on such shares.

         If upon any such liquidation, dissolution or winding-up of the Company, its net assets shall be insufficient to permit the payment in full of the amounts to which holders of all outstanding shares of the Series A Convertible Preferred Stock are entitled as above provided, the entire net assets of the Company remaining shall be distributed among the holders of shares of Series A Convertible Preferred Stock in amounts proportionate to the full preferential amounts to which they and holders of shares of preferred stock if any, ranking in parity with the Series A Convertible Preferred Stock as to rights and preferences are respectively entitled. For the purpose of this Section III, the voluntary sale, lease, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Company's property or assets to, or its consolidation or merger with, one or more corporations, shall not be deemed to be a liquidation, dissolution or winding-up of the Company, voluntary or involuntary.

                           (d) Voting Rights.

         Except as otherwise specifically provided by the Company's Articles of Incorporation or by Florida law, the holders of Series A Convertible Preferred Stock shall not be entitled to vote on any matters required or permitted to be submitted to the shareholders of the Company for their approval.

                           (e) Conversion Provisions.

         The holders of the Series A Convertible Preferred Stock shall have conversion rights as follows:

                                    (i) Right to Convert. Subject to the
provisions for adjustment set forth below, after June 30, 1995 (the "Conversion Date"), and for a period prior to its earlier redemption or repurchase by the Company, each of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof and upon surrender of the certificate or certificates evidencing the shares to be converted to the transfer agent or the

Company for the Series A Convertible Preferred Stock, into fully paid and nonassessable shares of common stock of the Company at a conversion price of $3.00 per share (the "Conversion Price"), subject to adjustment as described in paragraph (c) below. The right to convert shares of the Series A Convertible Preferred Stock called for redemption shall terminate on the date fixed for redemption provided that the Company has complied with Section VI(c).

                                    (ii) Issuance of Shares of common stock on
Conversion. As promptly as practicable after the surrender of shares of Series A Convertible Preferred Stock for conversion in the manner herein provided, the Company shall deliver or cause to be delivered, at the office or agency at which such surrender is made, to or upon the written order of the holder of shares of Series A Convertible Preferred Stock so surrendered, certificates representing the number of duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company into which such shares of Series A Convertible Preferred Stock may be converted and cash in respect of any fraction of a share of common stock issuable upon such conversion. Any such conversion shall be deemed to have been made immediately prior to the close of business on the date on which such share(s) of Series A Convertible Preferred Stock shall have been surrendered for conversion in the manner herein provided accompanied by written notice, so that the rights of the holder of such share(s) of Series A Convertible Preferred Stock as holders thereof, shall cease at such time and the person or persons entitled to receive the shares of common stock upon conversion of the Series A Convertible Preferred Stock shall be treated for all purposes as having become the record holder or holders of such shares of common stock at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive shares of common stock, upon conversion of such shares of Series A Convertible Preferred Stock, as the record holder or holders of such shares on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of common stock as the record holders or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open and such conversion shall be at the applicable Conversion Price in effect at such time.

                                    (iii) Adjustment of Conversion Price. The
Conversion Price shall be subject to adjustment from time to time as follows:

                                          a) In the event that the Company shall
at any time after the date hereof subdivide or combine the outstanding shares of common stock or issue additional shares of common stock as a dividend or other distribution on the common stock, the Conversion Price in effect immediately prior to such subdivision or combination of such shares or share dividend or distribution shall be proportionately adjusted so that, with respect to each such subdivision of shares or share dividend or distribution, the number of shares of common stock deliverable upon conversion of each share of Series A Convertible Preferred Stock shall be increased in proportion to the increase in the number of shares of the then outstanding common stock resulting from such subdivision of shares or share dividend or distribution, and with respect to each such combination of shares, the number of shares of the common stock deliverable upon conversion of each share of Series A Convertible Preferred Stock shall be decreased in proportion to the decrease in the number of shares of the then outstanding common stock resulting from such combination of shares. Any such adjustment in the Conversion Price shall become effective, in the case of any such subdivision or combination of shares, at the close of business on the effective date thereof, and, in the case of any such share dividend or distribution, at the close of business on the record date fixed for the determination of shareholders entitled thereto or on the first business day during which the stock transfer books of the Company shall be closed for the purpose of such determination, as the case may be.

                                          b) In the case of any capital
reorganization or any reclassification of the common stock, or in the case of the consolidation or merger of the Company with or into any other corporation or in case of any sale or transfer of all or substantially all of the assets of the Company, the holder of each share of Series A Convertible Preferred Stock then outstanding shall have the right thereafter to convert the Series A Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, consolidation, merger, sale or transfer by a holder of the number of shares of common stock of the Company into which such share(s) of Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification, consolidation, merger, sale or transfer; and in any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions of this Section V(c) (including provisions with regard to the adjustment of the Conversion Price) in order that the rights and interests of the holders thereafter shall be as nearly equivalent as may be practicable to the rights and interests provided for in this Section.

                                          c) Whenever the Company shall fix a
record date for the holders of the common stock for the purpose of determining the holders entitled (for a period expiring within 45 days after such record date) to subscribe for or purchase shares of common stock at a price per share less than the Market Price (as defined below) of the common stock as of such record date, the Conversion Price shall be adjusted so that the number of shares of the common stock into which each share of Series A Convertible Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of the common stock into which each share of Series A Convertible Preferred Stock was theretofore convertible by a fraction of which the numerator shall be the number of shares of the common stock outstanding immediately prior to the taking of such record plus the number of additional shares of common stock offered for subscription or purchase, and of which the denominator shall be the number of shares of the common stock outstanding immediately prior to the taking of such record plus the number of shares of the common stock which the aggregate offering price (without deduction of any expenses, including commissions or discounts) of the total number of shares of the common stock so offered would purchase at the Market Price of the common stock as of the record date. In the case of the proposed issuance of common stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Company. This subsection shall not apply in the case of any shares of common stock proposed to be issued by the Company as or as a result of a stock dividend payable in shares of common stock or as a result of any subdivision or split-up of the outstanding shares of common stock.

         The term "Market Price" means the average of the daily closing prices of the common stock for the 30 consecutive full business days preceding the day in question. The closing price for each business day shall the last reported sale price, or, in the case that no such reported sale takes place on such day, the average of the last reported sale prices for the last three trading days, in either case as officially reported by the principal securities exchange on which the common stock is listed or admitted for trading or as reported on NASDAQ or, If the common stock is not listed or quoted on a principal securities exchange or NASDAQ (or if NASDAQ ceases to report closing sales prices), the closing bid price furnished by the National Association of Securities Dealers, Inc. through NASDAQ, or similar organization if NASDAQ is no longer reporting such information, or if the common stock is not quoted by NASDAQ, then as reported by the National Quotation Bureau Incorporated, or if not quoted by the National Quotation Bureau Incorporated, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

                                          d) Whenever the Company shall fix a
record date for the holders of the common stock for the purpose of determining the holders entitled to receive any distribution of evidences of its indebtedness, capital stock or assets (other than dividends or distributions payable out of earnings or earned surplus and dividends payable in stock for which adjustment is made pursuant to subparagraph i) of this Section V(c)), or rights to subscribe for or purchase any evidences of the Company's indebtedness or assets (other than rights referred to in the preceding subparagraph iii)), the Conversion Price shall be adjusted so that the number of shares of common stock into which each share of Series A Convertible Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of the common stock into which each share of Series A Convertible Preferred Stock was theretofore convertible by a fraction of which the numerator shall be the aggregate Market Price of the common stock as of the record date and of which the denominator shall be the aggregate Market Price of the common stock as of the record date less the difference between the aggregate fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets, capital stock or evidences of indebtedness so distributed or of such subscription or purchase rights and the aggregate consideration, if any, received therefore, applicable to the common stock.

                                          e) Notwithstanding anything to the
contrary provided herein, no adjustment in the Conversion Price shall be required unless such adjustment would result in an increase or decrease of at least 1% in the Conversion Price or the Conversion Price as last adjusted, as the case may be; provided however, that any adjustments which by reason of this subparagraph v) are not required to be made shall be carried forward until used and taken into account in any subsequent adjustment.

                                          f) The provisions of this Section V(c)
shall similarly apply to successive subdivisions, combinations reorganizations, reclassifications, consolidations, mergers, sales or transfers. Adjustments made pursuant to subparagraphs iii) and iv) of this Section V(c) shall be made successively whenever any record date referred to therein is fixed; and in the event that any rights offering or subscription referred to in such subparagraphs is not made, the Conversion Price shall again be adjusted to be Conversion Price which would be in effect if such record date had not been fixed.

                                          g) For the purpose of making the
adjustments referred to in the applicable provisions of this Section V, the books of the Company shall, absent manifest error, control absolutely in determining the number of outstanding shares of common stock and the number of additional shares issued or decreased as a result of any stock dividend, subdivision or combination.

                                    (iv) No Fractional Shares to be Issued. No
fractional share of common stock shall be issued upon the conversion of the Series A Convertible Preferred Stock. Instead of any fractional share of common stock which would otherwise be issuable upon conversion of any share(s) of Series A Convertible Preferred Stock, the Company shall pay to the holder thereof, a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing puce per share of common stock (determined in the manner provided in the second sentence of the definition of "Market Price" in
Section V(c)(iii) above) as of the business day next preceding the date of such conversion as of which the closing price can be determined.

                                    (v) Reservation of common stock Issuable
Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares the full number of shares of common stock into which all shares of Series A Convertible Preferred Stock from time to time outstanding are convertible.

                                    (vi) Payment of Taxes Upon Conversion. The
Company will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of common stock on conversion of shares of Series A Convertible Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of common stock in a name other than that in which the shares of Series A Convertible Preferred Stock converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

                                    (vii) Notices of Record Date. In the event
of any taking by the Company of a record of the holders of securities other than the Series A Convertible Preferred Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of the Series A Convertible Preferred Stock at least twenty (20) days prior to the date specified therein a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or rights.

                           (f) Redemption.

                                    (i) Optional Redemption. Shares of the
Series A Convertible Preferred Stock may, at the option of the Company, be redeemed by the Company at any time, provided that the closing price of the common stock exceeds 150% of the Conversion Price of the Series A Convertible Preferred Stock for a period of ten (10) consecutive trading days prior to such redemption. If the Company should determine to redeem the Series A Convertible Preferred Stock, such shares shall be redeemable at the Company's election in whole or in part at any time or from time to time, with funds legally available for such purpose under Florida law, at a redemption price of One Hundred Dollars ($100) per share plus an amount equal to all accrued and unpaid dividends.

                                    (ii) Pro Rata Redemption. If less than all
shares of Series A Convertible Preferred Stock are redeemed at any time under this Section IV, shares of Series A Convertible Preferred Stock held by each holder of record thereof shall be called for redemption pro rata, according to the number of shares of Series A Convertible Preferred Stock held by such holder subject, however, to such adjustment as may be equitably determined by the Company in order to avoid the redemption of fractional shares.

                                    (iii) Redemption Procedures. Any redemption
of any or all of the outstanding shares of Series A Convertible Preferred Stock, whether mandatory or optional, shall be effected as follows:

                                          a) Any such redemption shall be
effected by written notice given by certified or registered mail, postage prepaid, not less than thirty (30) days nor more than fifty (50) days prior to the date fixed for redemption to the holders of record of Series A Convertible Preferred Stock whose shares are to be redeemed at their respective addresses as the same shall appear on the books of the Company. Each such notice of redemption shall specify the date fixed for redemption, the redemption price and place of payment thereof, and if less than all outstanding shares of Series A Convertible Preferred Stock are to be redeemed, the number of shares of Series A Convertible Preferred Stock held by each holder of record thereof which are being called for redemption.

                                          b) On the date fixed for redemption of
any shares of Series A Convertible Preferred Stock, the Company shall, at least one business day prior to such date, deposit the aggregate amount of the redemption price of the shares called for redemption, except that no such deposit shall be required with respect to any such shares which prior to the date of such deposit shall have been converted pursuant to the exercise of any conversion right, with the transfer agent or with a paying agent designated in the notice of such redemption, for payment to the holders of the shares of Series A Convertible Preferred Stock being called for redemption and deliver irrevocable written instructions authorizing such transfer agent to apply such deposit solely to the redemption of the shares of Series A Convertible Preferred Stock called for redemption except that any of such deposit which shall not be required for such redemption because of the exercise of any conversion right of the shares called for redemption shall be released or repaid to the Company.

                                          c) Notice of redemption having been
duly given, the redemption price of the shares being called for redemption having been deposited as aforesaid, then on the date for such redemption, the certificates for the Series A Convertible Preferred Stock called for redemption (whether or not surrendered) shall be deemed no longer outstanding for any purpose; and all rights with respect to such shares shall thereupon cease and terminate, except the right of the holders of such shares to receive, out of such deposit in trust, on the redemption date, the redemption price to which they are entitled, without interest

                                          d) If any holder of shares of Series A
Convertible Preferred Stock called for redemption shall, after the mailing by the Company of notice of such redemption and prior to the date fixed for such redemption convert any shares of Series A Convertible Preferred Stock, such shares of Series A Convertible Preferred Stock so converted by such holder (not exceeding, however, the number of shares of Series A

Convertible Preferred Stock held by such holder which shall have been called for redemption) shall be deemed to constitute shares of Series A Convertible Preferred Stock held by such holder which shall have been so called for redemption.

                                          e) In case any certificate for shares
of Series A Convertible Preferred Stock shall be surrendered by the holder thereof for payment in connection with the redemption of only a portion of the shares represented thereby, the Company shall deliver to or upon the order of the holder thereof a certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by such surrendered certificate which are not being redeemed.

                                            In case any holder of Series A
Convertible Preferred Stock called for redemption shall not, within ninety (90) days after deposit by the Company of funds for the redemption thereof claim the amount deposited for redemption thereof, the bank trust company or transfer agent with which such funds were deposited shall, upon demand pay over to the Company the balance of such amount so deposited and such bank, trust company or transfer agent shall thereupon be relieved of all responsibility to such holder, who shall thereafter look solely to the Company for payment of the redemption price of his shares.

                                    (iv) No Reissue. Shares of Series A
Convertible Preferred Stock which have been converted by the holder thereof or redeemed, purchased or otherwise acquired by the Company shall be canceled and may not be reissued, but may be redesignated as provided in Section IV hereof.

                           (g) Reacquired Shares.

         Any shares of Series A Convertible Preferred Stock that have been issued and subsequently reacquired by the Company upon their conversion for shares of common stock or redeemed or purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their cancellation shall become authorized but unissued shares of the preferred stock, par value $.01 per share, of the Company and may be reissued as part of a new series of preferred stock of the Company to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in the Company's Articles of Incorporation.

         B. Provisions Relating to the common stock.

                  1. Voting Rights. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of the Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the common stock.

                  2. Dividends. Subject to the rights of the holders of the Preferred Stock, the holders of the common stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

                  3. Liquidating Distributions. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the common stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.

                       INTERNATIONAL FAST FOOD CORPORATION


                        THIS PROXY IS SOLICITED ON BEHALF
                       OF THE COMPANY'S BOARD OF DIRECTORS


The undersigned, a holder of Common Stock of International Fast Food Corporation, a Florida corporation (the "Company"), hereby appoints Mitchell Rubinson and Dr. Mark Rabinowitz, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of stock of the Company that the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders of the Company, to be held on Thursday, September 10, 1998, at 9:00 a.m., local time, at the Cheeca Lodge, 81801 Overseas Highway, Islamorada, Florida 33036, and at any adjournment(s) or postponement(s) thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND THE OTHER PROPOSALS SET FORTH.

(1) ELECTION OF Mitchell Rubinson, James F. Martin, Larry H. Schatz, Dr. Mark Rabinowitz and Michael T. Welch as directors.

             [ ] VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any):______________________

             [ ]   VOTE WITHHELD from all nominees listed above.

             [ ]   ABSTAIN

(2) PROPOSAL to increase the authorized number of shares of the Company's Common Stock to 200,000,000 and authorized number of shares of Preferred Stock to 2,000,000 by amending the Articles of Incorporation.

                     [ ] FOR             [ ] AGAINST            [ ] ABSTAIN


(3) Upon such other matters as may properly come before the Annual Meeting and any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED 'FOR' ALL OF THE PROPOSALS.


                                            Dated: ______________________, 1998




                                            ___________________________________
                                                        (Signature)



                                            ___________________________________
                                                 (Signature if held jointly)


IMPORTANT: Please sign exactly as your name appears and mail it promptly even though you now plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.